SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2004

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 623-8800

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

IMPAC Medical Systems, Inc. received notice on November 8, 2004 that the Nasdaq Listing Qualifications Panel has determined to continue the listing of IMPAC’s common stock on The Nasdaq National Market subject to the requirement that IMPAC file its restated Forms 10-Q/A for the first and second quarters of fiscal 2004 and Form 10-Q for the third quarter of fiscal 2004 by December 3, 2004, as IMPAC requested. The fifth character “E” will remain appended to IMPAC’s ticker symbol pending a determination by the Nasdaq Listing Qualifications Panel that IMPAC has remedied its filing delinquency and evidenced compliance with all other requirements for continued listing on The Nasdaq National Market.

Item 8.01. Other Events.

On November 8, 2004, IMPAC issued a press release announcing the determination by the Nasdaq Listing Qualifications Panel to continue listing IMPAC’s Common Stock on The Nasdaq National Market subject to completing all required SEC filings by December 3, 2004. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	IMPAC Medical Systems, Inc. Press Release dated November 8, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO
Kendra A. Borrego Chief Financial Officer

Date: November 10, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	IMPAC Medical Systems, Inc. Press Release dated November 8, 2004.